UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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Date:	May 30, 2019

To:	All Employees

From:	Charlie Evans

Subject:	Board Refreshment Plan

Today, we issued a press release announcing that we have adopted a comprehensive plan to refresh the composition of our Board of Directors, which was developed by the Board in cooperation with Prescience Point Capital Management, one of our largest shareholders. I have attached the press release we issued today for reference: http://www.prnewswire.com/news-releases/mimedx-announces-comprehensive-board-refreshment-plan-in-cooperation-

with-prescience-point-300859069.html?tc=eml_cleartime.

The MiMedx Board and the current senior management team have been working tirelessly to address the fallout from the actions of the prior senior management team and get the Company back on track. Now that we have made substantial progress on these fronts, it is time to begin the Board transition and refreshment process. We are pleased to have worked collaboratively with Prescience Point to identify new director candidates with exceptional experience and track records. With the Audit Committee’s investigation complete, the Company’s engagement of a new independent auditor and a plan to refresh the Board in place, the Company is now in a position to focus on its future and enhance its business, for the benefit of all stakeholders.

The implementation of this refreshment plan depends on the success of the Company’s slate of Board candidates for both the 2018 and 2019 meetings. If successful, we will be adding the following six new directors to our Board over the course of those meetings: Tim Wright, our new CEO, M. Kathleen Behrens Wilsey, Ph.D., Richard J. Barry, James Bierman and K. Todd Newton, as well as another currently unnamed director to be mutually agreed upon by the Company and Prescience Point. While I will remain on the Board, I will step down as Chairman, and Dr. Behrens Wilsey will become Chairwoman of the Board upon her election or appointment to the Board.

We are pleased to have worked collaboratively with Prescience Point and are confident these six individuals, together with the other members of our Board, constitute the right mix of leadership and skills to lead MiMedx into its next chapter.

The newly named individuals bring highly relevant experience in healthcare, research and development, operations and finance. The announcement builds on the completion of the Audit Committee’s independent investigation, the engagement of a new independent auditor and progress we have made as we work to execute our Company’s turnaround.

We look forward to benefiting from the experience of our new Board members as we continue to make progress on our long-range strategic plan. We are confident they will contribute greatly to our efforts to reach the full potential of our product portfolio and further distinguish MiMedx as a leader in advanced wound care and an emerging therapeutic biologics company.

Importantly, this announcement does not change our business objectives or day-to-day responsibilities. We expect there will be some media coverage regarding this announcement, and it is important that we speak with one voice. If you receive any inquiries from the media or other third parties, please follow normal protocol and forward them to Hilary Dixon at HDixon@mimedx.com.

Thank you for your continued dedication to MiMedx and for all your hard work to position our company for growth and success. We have made substantial progress, and I’m confident we will continue that momentum.

Sincerely,

Charlie Evans

Chairman of the MiMedx Board of Directors

Safe Harbor Statement

This communication includes forward-looking statements, including statements regarding the plan of MiMedx Group, Inc. (the “Company”) to refresh the Board, the effects of such refreshment on the Company and expectations with respect to Board leadership. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the results of any election at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”) or the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). There is no assurance that the Board’s nominees will be elected at the 2018 Annual Meeting or the 2019 Annual Meeting. Any forward-looking statements speak only as of the date of this communication, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and associated BLUE proxy card in connection with the solicitation of proxies for the 2018 Annual Meeting. Details concerning the nominees of the Company’s board of directors for election at the 2018 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

Participants in the Solicitation

The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors, director nominees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2019. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.